UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2009

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As reported in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, during the second quarter of fiscal 2009, Sonus Networks, Inc. (the “Company”) identified an error in the calculation of stock-based compensation expense for prior periods.  The Company’s third party equity accounting software calculated stock-based compensation expense after consideration of the impact of estimated forfeitures. However, the amount of stock-based compensation expense recognized at any date did not equal at least the grant date fair value of the vested portion of each award as of that date.  Because the Company’s stock option awards generally vest on a monthly basis after the first anniversary date of the award, the Company under-recognized stock-based compensation expense in certain periods.  This error changes the timing of stock-based compensation expense recognition, but does not change the total stock-based compensation expense.  As stock-based compensation expense is a non-cash item, this error did not impact net cash provided by (used in) operations in any period.  The error resulted in the understatement of stock-based compensation expense, with a corresponding understatement of additional paid-in capital, in the amounts of $2.5 million and $0.7 million for the years ended December 31, 2008 and 2007, respectively.  The stock-based compensation related to deductible awards would also impact the tax provision prior to recognition of a valuation allowance on deferred tax assets in the fourth quarter of 2008.

The Company considered the guidance in Statement of Financial Accounting Standards (“SFAS”) No. 154, Accounting Changes and Error Corrections (“SFAS 154), SEC Staff Accounting Bulletin No. 99, Materiality (“SAB 99”) and SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”), in evaluating whether a restatement of previously issued financial statements is required as a result of an error contained in such financial statements.  SFAS 154 requires that corrections of errors be reported by restatement of prior periods if the error is material.  In accordance with SAB 99 and SAB 108, the Company evaluated the materiality of the error from qualitative and quantitative perspectives.  The Company believes this error is not material to its previously issued historical consolidated financial statements; however, if it were corrected in the current year, the cumulative effects would be material to 2009 results of operations.  Therefore, the Company plans to correct its 2008 and 2007 consolidated financial statements when issuing its 2009 consolidated financial statements in Form 10-K.

The purpose of this Current Report is to provide information as to the effects of this error on our previously issued historical consolidated financial statements.  The table included herein as Exhibit 99.1 shows the impact of the error on the unaudited consolidated balance sheets as of December 31, 2008 and 2007 and on the unaudited statements of operations for the years ended December 31, 2008 and 2007.  Neither this Current Report nor Exhibit 99.1 included herein reflect any events occurring after December 31, 2008 or modifies or updates the disclosures in the 2008 Form 10-K that may have been affected by subsequent events, except as required to reflect the effects of the correction of the immaterial misstatement in the Company’s stock-based compensation expense on the Consolidated Balance Sheets as of December 31, 2008 and 2007 and the Consolidated Statements of Operations for the years ended December 31, 2008 and 2007.

This Current Report should be read in conjunction with the 2008 Form 10-K and reports filed with the U.S. Securities Exchange Commission subsequent to the filing of the 2008 Form 10-K.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d)	Exhibits

	99.1	Unaudited Consolidated Balance Sheet information as of December 31, 2008 and 2007 and Unaudited Consolidated Statements of Operations for the years ended December 31, 2008 and 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2009	SONUS NETWORKS, INC.

By:
/s/ Richard J. Gaynor
Richard J. Gaynor
Chief Financial Officer

Exhibit Index

99.1	Unaudited Consolidated Balance Sheet information as of December 31, 2008 and 2007 and Unaudited Consolidated Statements of Operations for the years ended December 31, 2008 and 2007.